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                                                                    EXHIBIT 32.2

       CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO SECTION 906
           OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

     In connection with the Annual Report on Form 10-K for the period ended December 31, 2003 of Danielson Holding Corporation ("DHC") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Philip G. Tinkler, as Chief Financial Officer of DHC, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of DHC; and

     (3) this certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by DHC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to DHC and will be retained by DHC and furnished to the Securities and Exchange Commission or its staff upon request.

                                          /s/ PHILIP G. TINKLER
                                          --------------------------------------
                                          Philip G. Tinkler
                                          Chief Financial Officer

March 15, 2004